EXHIBIT 99.1


For Immediate Release

Contact: James R. Moore, CFO or
Willing L. Biddle, President
Urstadt Biddle Properties Inc.
(203) 863-8200


        URSTADT BIDDLE PROPERTIES INC. REPORTS FOURTH QUARTER
                  AND FISCAL 2005 OPERATING RESULTS
         ANNOUNCES 12TH CONSECUTIVE ANNUAL DIVIDEND INCREASE


GREENWICH, CONNECTICUT, December 15, 2005 ...Urstadt Biddle Properties Inc. (UBA and UBP) today announced its fourth quarter and full year financial results for the fiscal year ended October 31, 2005.

Net income applicable to Common and Class A Common shareholders was $24.0 million or $0.96 per diluted Class A Common share and $0.87 per diluted Common share in 2005 compared to $18.6 million or $0.76 per diluted Class A Common share and $0.69 per diluted Common share a year ago. Income from continuing operations was $23.5 million in fiscal 2005 compared to $22.0 million a year earlier. The Company reported gains on sales of properties totaling $7.0 million in fiscal 2005 from the sales of two properties earlier in the year. There were no sales of properties in the fourth quarter of fiscal 2005 or the prior year.

For the three months ended October 31, 2005, net income applicable to Class A Common and Common shareholders was $3.8 million or $0.15 per diluted Class A Common share and $0.14 per diluted Common share compared to $4.6 million or $0.19 per diluted Class A Common share and $0.17 per diluted Common share in fiscal 2004. Fourth quarter results in fiscal 2005 include administrative costs of $425,000 incurred in connection with the Company's internal controls assessment required by Section 404 of Sarbanes-Oxley Act (SOX).

Diluted funds from operations (FFO), the primary indicator of operating performance, amounted to $29.7 million this year compared to $30.2 million in fiscal 2004. On a diluted per share basis, FFO was $1.18 per Class A Common share and $1.07 per Common share in fiscal 2005 compared to $1.21 per Class A Common share and $1.09 per Common share last year. For the quarter ended October 31, 2005, diluted FFO decreased to $7.0 million or $.28 diluted per Class A Common share and $.25 per diluted Common share compared to $7.7 million or $.30 per diluted Class A Common share and $.28 per diluted Common share in last year's fourth quarter. FFO was affected in both periods by the compliance costs of SOX and the lower yielding returns on the temporary investment of the proceeds remaining from the sales of the Company's Series D preferred stock earlier this year.

Commenting on 2005's operating results, Willing Biddle, President and COO said, "2005 was a good year for our fundamental business of owning, and managing shopping centers in our primary target markets of Fairfield County, Connecticut and Westchester and Putnam Counties, New York. In a very difficult acquisition environment, we were able to purchase two quality shopping centers in our target market totaling 469,000 square feet at an aggregate cost of approximately $80 million. Competition for quality shopping centers is very high in our target market and we will continue our disciplined search for properties within that market. Our administrative costs increased significantly from the costs of complying with the Sarbanes- Oxley Act of 2002. We remain hopeful that we can reduce these costs in future years." We were able to keep our properties leased at an average leased rate of 98% during the year. Rental income from properties in fiscal 2005 increased 13.6% to $68.7 million from $60.5 million last year. The increase in revenues was the result of recent property acquisitions. Rental revenues from properties owned in both years increased by 3%.


DIVIDEND INCREASE

The Directors of the Company approved increases in the dividend rates on shares of UBP's Class A Common Stock and Common Stock for the twelfth consecutive year. The quarterly dividend rates were increased to 22.5(cent) for each share of Class A Common Stock and 20.25(cent) for each share of Common Stock. The dividends are payable January 20, 2006 to stockholders of record on January 6, 2006.

ACQUISITIONS AND SALES
Despite increased competition by buyers of retail properties in its target areas, the Company acquired two retail properties during the year totaling 469,000 square feet of leasable space at an aggregate cost of $80 million. The Company also sold two properties for total net proceeds of $17.8 million and realized gains on such sales totaling $7.0 million.

NON-GAAP FINANCIAL MEASURE
FUNDS FROM OPERATIONS ("FFO")

The Company considers FFO to be an additional financial measure of operating performance of an equity REIT. The Company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities. Although FFO is a non-GAAP financial measure, the Company believes it provides useful information to shareholders, potential investors and management because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure. FFO is helpful as it excludes various items included in net income that are not indicative of the Company's operating performance such as gains (or losses) from sales of property. The Company computes FFO in accordance with standards established by the National Association of Real Estate investment Trusts ("NAREIT"). FFO is defined by NAREIT as net income or loss, excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization, and after adjustments for unconsolidated joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

UBP is a self-administered equity real estate investment trust providing investors with a means of participating in ownership of income-producing properties with investment liquidity. UBP owns thirty-four (34) properties containing 3.7 million square feet of space.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

                          Table Follows

                             URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
                                  FISCAL YEAR AND FOURTH QUARTER 2005 RESULTS
                                      (in thousands, except per share data)

                                                                                   Fiscal Year Ended         Three Months Ended
                                                                                       October 31                October 31
                                                                                      ----------             ----------------
                                                                                   2005          2004          2005         2004
                                                                                   ----          ----          ----         ----
Revenues
Base Rents                                                                      $52,149       $46,824       $13,493      $11,834
Recoveries from tenants                                                          16,506        13,654         4,114        3,340
Lease termination income                                                            253           577            69           35
Interest and other                                                                1,056           825           399          243
                                                                                  -----           ---           ---          ---
                                                                                 69,964        61,880        18,075       15,452
                                                                                 ------        ------        ------       ------
Operating Expenses
Property operating                                                               10,915         9,242         2,666        2,028
Property taxes                                                                    9,245         8,025         2,482        2,081
Interest                                                                          8,502         8,113         2,100        2,049
Depreciation and amortization                                                    12,054        10,541         3,147        2,749
General and administrative expenses                                               5,155         3,416         1,465          814
Directors' fees and expenses                                                        258           207            53           52
                                                                                    ---           ---            --           --
                                                                                 46,129        39,544        11,913        9,773
                                                                                 ------        ------        ------        -----

Operating Income                                                                 23,835        22,336         6,162        5,679
Minority Interests                                                                (339)         (367)          (48)         (92)
                                                                                  -----         -----          ----         ----
Income from Continuing Operations                                                23,496        21,969         6,114        5,587
Discontinued Operations:
Income from Discontinued Operations                                                 469         1,346             -          250
Gain on sales of properties                                                       7,020             -             -            -
                                                                                  -----        ------        ------       ------
Income from Discontinued Operations                                               7,489         1,346             -          250
                                                                                  -----         -----        ------          ---
Net Income                                                                       30,985        23,315         6,114        5,837

Preferred Stock Dividends                                                       (7,009)        (4,749)      (2,336)      (1,188)
                                                                                -------        -------      -------      -------

Net Income Applicable to Common and Class A Common Stockholders
                                                                                $23,976        $18,566       $3,778       $4,649
                                                                                =======        =======       ======       ======
Basic Earnings Per Share:
Per Common Share:
    Income from continuing operations                                            $  .62         $  .65        $ .14        $ .16
    Income from discontinued operations                                          $  .28         $  .05        $   -        $ .01
                                                                                 ------         ------         ----        -----
Net Income Applicable to Common Stockholders                                     $  .90         $  .70        $ .14        $ .17
                                                                                 ======         ======        =====        =====

Per Class A Common Share:
    Income from continuing operations                                            $  .68         $  .71        $ .16        $ .18
    Discontinued operations                                                      $  .31         $  .06        $   -        $ .01
                                                                                 ------          -----        -----        -----
Net Income Applicable to Class A Common Stockholders                             $  .99         $  .77        $ .16        $ .19
                                                                                 ======         ======        =====        =====

Diluted Earnings Per Share:
Per Common Share:
    Income from continuing operations                                            $  .60         $  .64        $ .14        $ .16
    Income from discontinued operations                                          $  .27         $  .05        $   -        $ .01
                                                                                 ------         ------         ----        -----
    Net Income Applicable to Common Stockholders                                 $  .87         $  .69        $ .14        $ .17
                                                                                 ======         ======        =====        =====

Per Class A Common Share:
    Income from continuing operations                                            $  .66          $ .71        $ .15        $ .18
    Discontinued operations                                                      $  .30          $ .05        $   -        $ .01
                                                                                 ------          -----        -----        -----
    Net Income Applicable to Class A Common Stockholders                         $  .96          $ .76        $ .15        $ .19
                                                                                 ======          =====        =====        =====

Dividends per share:                                                             $  .80          $ .78        $ .20        $.195
                                                                                 ======          =====        =====        =====
    Common                                                                       $  .88          $ .86        $ .22        $.215
                                                                                  ======          =====        =====        =====
    Class A Common









                             URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
                                 FISCAL YEAR AND FOURTH QUARTER 2005 RESULTS
                                    (in thousands, except per share data)



                                                                                 Fiscal Year Ended       Three Months Ended
                                                                                    October 31               October 31
                                                                                   ----------           -------------------
                                                                                  2005      2004          2005        2004
                                                                                  ----      ----          ----        ----
Reconciliation of Net Income Applicable to Common and
Class A Common Stockholders to Funds from Operations
Net Income Applicable to Common and Class A Common Stockholders                  $23,976    $18,566     $3,778       $4,649

Plus: Real property depreciation                                                   9,164      8,076      2,411        2,006
      Amortization of tenant improvements and allowances                           2,325      1,968        608          603
      Amortization of deferred leasing costs                                         565        497        128          140
      Depreciation and amortization on discontinued operations                       345        706          -          176
      Minority Interest                                                              339        367         48           92
Less: Gain on sales of properties                                                (7,020)          -          -            -
                                                                                 -------    -------    -------      -------

Funds from Operations Applicable to Common and Class A
Common Stockholders (Diluted)                                                    $29,694    $30,180    $6,973        $7,666
                                                                                 =======    =======    ======        ======

Funds from Operations (Diluted) Per Share:
Common                                                                             $1.07      $1.09      $.25          $.28
                                                                                   =====      =====      ====          ====
Class A Common                                                                     $1.18      $1.21      $.28          $.30
                                                                                   =====      =====      ====          ====

Weighted Average Shares Outstanding - Diluted
Common equivalent shares                                                           7,067      6,820     7,124         6,930
                                                                                   =====      =====     =====         =====
Class A Common equivalent shares                                                  18,840     18,836    18,662        18,864
                                                                                  ======     ======    ======        ======